For Period ending 12-31-95
File Number:      811-3815







        This report is signed on behalf of the depositor in the City of Toronto, Canada on the 26th day of February, 1996.




                                          Manulife Series Fund Inc.




Witness:        Sheri L. Kocen          By:     Douglas H. Myers
                Sheri L. Kocen                  Douglas H. Myers
                Secretary and                   Vice President
                General Counsel                 Compliance and Finance